                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

  Date of Report August 26, 1999 (Date of earliest event reported June 30, 1999)


                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                      1-11680                  76-0396023
(State of Other Jurisdiction          (Commission             (I.R.S. Employer
      Of Incorporation)               File Number)           Identification No.)

                            El Paso Energy Building
                             1001 Louisiana Street
                                 Houston, Texas
                        (Address of Principal Executive
                                    Offices)

                                     77002
                                   (Zip Code)


       Registrant's Telephone Number, including area code: (713) 420-2131
 ------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On June 30, 1999, Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), through subsidiaries, acquired from Natural Gas Pipeline Company of America ("NGPL"), a subsidiary of KN Energy, Inc., for total consideration of approximately $51 million, (i) all of the outstanding stock of NGPL's wholly-owned subsidiaries Natoco, Inc., which owns a 20% member interest in Western Gulf Holdings, L.L.C. ("Western Gulf"), which in turn owns 100% of High Island Offshore System, L.L.C. ("HIOS") and East Breaks Gathering Company, L.L.C. ("East Breaks"), and Naloco, Inc. (Del.), which owns a 33 1/3% interest in U-T Offshore System ("UTOS"), and
(ii) NGPL's ownership interest in certain lateral pipelines located in the Gulf of Mexico (the "Gulf"). Additionally, Stingray Pipeline Company, L.L.C. ("Stingray"), which is owned 50% by each of Leviathan and NGPL, purchased from NGPL certain offshore laterals that connect to the Stingray pipeline for approximately $5 million. After a transition period that could end as soon as October 1, 1999, but not later than January 1, 2000, Leviathan will assume NGPL's role as operator of the Stingray Pipeline, the Stingray Onshore Separation Facility and the West Cameron Dehydration Facility. Leviathan financed the acquisitions with funds from its $375 million revolving credit facility, as amended.

Western Gulf was formed in December 1998 by Leviathan, NGPL and ANR Pipeline Company ("ANR") as a holding company for HIOS and East Breaks. HIOS consists of approximately 204 miles of pipeline comprised of three supply laterals, the West, Central and East Laterals, that connect to a 42-inch diameter mainline. The HIOS system was placed in service in 1977, and is used to transport natural gas received from fields located in the Galveston, Garden Banks, High Island, West Cameron and East Breaks areas of the Gulf to a junction platform owned by HIOS located in West Cameron Block 167. The total capacity is approximately 1.8 billion cubic feet of natural gas per day. ANR operates the HIOS system. The East Breaks system is currently under construction, with a design capacity of over 400 million cubic feet of natural gas per day, and will initially consist of 85 miles of an 18 to 20-inch pipeline and related facilities connecting the Diana/Hoover prospects developed by Exxon Company USA and BP Amoco plc in Alaminos Canyon Block 25 in the Gulf, with the HIOS system. The majority of the construction of the East Breaks system will occur in 1999 and the system is anticipated to be in service in late 2000 at an estimated cost of approximately $90.0 million. All of the natural gas to be produced from 11 blocks in the East Breaks and Alaminos Canyon areas is dedicated for transportation services on the HIOS system. After giving effect to the acquisition, Leviathan owns 60% of Western Gulf, and thus 60% of each of HIOS and East Breaks.

Prior to June 30, 1999, UTOS was owned equally by Leviathan, NGPL and ANR. The UTOS system was placed in service in 1978, and consists of approximately 30 miles of 42-inch diameter pipeline extending from a point of interconnection with HIOS at West Cameron Block 167 to the Johnson Bayou processing facility in southern Louisiana. The UTOS system transports natural gas from the terminus of the HIOS system at West Cameron Block 167 to the Johnson Bayou facility, where it interconnects with one intrastate and four interstate pipeline systems. UTOS also owns the Johnson Bayou facility, which provides primarily natural gas and liquids separation and natural gas dehydration for natural gas transported on the HIOS and UTOS systems. ANR operates the UTOS system. After giving effect to the acquisition, Leviathan owns 66 2/3% of UTOS.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired.


INDEPENDENT AUDITORS' REPORT

To the Management Committee
High Island Offshore System, L.L.C.
Detroit, Michigan

     We have audited the accompanying statements of financial position of High Island Offshore System, L.L.C. as of December 31, 1998 and 1997, and the related statements of income, members' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the High Island Offshore System, L.L.C.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of High Island Offshore System, L.L.C. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Detroit, Michigan
February 19, 1999

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

                        STATEMENTS OF FINANCIAL POSITION

                                                                                  AS OF DECEMBER 31,
                                                            AS OF JUNE 30,     ---------------------------
                                                                 1999              1998           1997
                                                            ---------------    ------------   ------------
                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  1,272,342     $    868,312   $    876,845
  Accounts receivable.......................................     5,872,504        3,777,590      4,709,918
  Prepayments...............................................       234,151           15,948             --
                                                              ------------     ------------   ------------
          Total current assets..............................     7,378,997        4,661,850      5,586,763
                                                              ------------     ------------   ------------

Gas transmission plant......................................   373,121,843      372,370,180    371,321,033
  Less -- accumulated depreciation..........................   366,923,035      364,601,970    359,830,332
                                                              ------------     ------------   ------------
          Net gas transmission plant........................     6,198,808        7,768,210     11,490,701
                                                              ------------     ------------   ------------

Deferred charges............................................     4,205,497        5,168,277        590,189
                                                              ------------     ------------   ------------

          Total assets......................................  $ 17,783,302     $ 17,598,337   $ 17,667,653
                                                              ============     ============   ============

              LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $  4,763,200     $  2,424,849   $  3,077,779
  Unamortized rate reductions for excess deferred federal
     income taxes...........................................        50,337          201,347        302,021
                                                              ------------     ------------   ------------
          Total current liabilities.........................     4,813,537        2,626,196      3,379,800
                                                              ------------     ------------   ------------

Noncurrent liabilities
  Unamortized rate reductions for excess deferred federal
     income taxes...........................................            --               --        198,510
                                                              ------------     ------------   ------------

Commitments and contingencies (Note 6)......................            --               --             --
                                                              ------------     ------------   ------------

Members' equity.............................................    12,969,765       14,972,141     14,089,343
                                                              ------------     ------------   ------------

          Total liabilities and members' equity.............  $ 17,783,302     $ 17,598,337   $ 17,667,653
                                                              ============     ============   ============

                     See notes to the financial statements.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

             STATEMENTS OF INCOME AND STATEMENTS OF MEMBERS' EQUITY

                                                       SIX MONTHS ENDED JUNE 30,            YEARS ENDED DECEMBER 31,
                                                     ----------------------------  ------------------------------------------
                                                         1999           1998           1998           1997           1996
                                                     ------------   -------------  ------------   ------------   ------------
                                                             (UNAUDITED)
STATEMENTS OF INCOME
Operating revenues:
  Transportation services.........................   $ 19,279,440   $ 21,667,940   $ 43,477,250   $ 45,414,839   $ 47,052,978
  Other...........................................        188,209        196,280        340,323        502,111        387,764
                                                     ------------   ------------   ------------   ------------   ------------
          Total operating revenues................     19,467,649     21,864,220     43,817,573     45,916,950     47,440,742
                                                     ------------   ------------   ------------   ------------   ------------
Operating expenses:
  Operation and maintenance.......................      8,540,105      8,521,170     18,935,495     16,975,738     15,548,824
  Depreciation....................................      2,321,066      2,384,078      4,771,638      4,773,588      4,775,405
  Property taxes..................................        108,854        111,105        111,105        125,368        133,662
                                                     ------------   ------------   ------------   ------------   ------------
          Total operating expenses................     10,970,025     11,016,353     23,818,238     21,874,694     20,457,891
                                                     ------------   ------------   ------------   ------------   ------------

          Net operating income....................      8,497,624     10,847,867      19,999,335     24,042,256    26,982,851
                                                     ------------   ------------   ------------   ------------   ------------

Other income and deductions.......................             --             --        (16,537)            --         96,624
                                                     ------------   ------------   ------------   ------------   ------------
          Total other income and deductions.......             --             --        (16,537)            --         96,624
                                                     ------------   ------------   ------------   ------------   ------------

Net income........................................   $  8,497,624   $ 10,847,867  $ 19,982,798   $ 24,042,256   $  27,079,475
                                                     ============   ============   ============   ============   ============

STATEMENTS OF MEMBERS' EQUITY
Balance at beginning of period....................   $ 14,972,141   $ 14,089,343   $ 14,089,343   $ 20,547,087   $ 21,967,612
  Net income......................................      8,497,624     10,847,867     19,982,798     24,042,256     27,079,475
  Capital contributions...........................             --             --      4,000,000             --             --
  Distributions to members........................    (10,500,000)   (13,100,000)    (23,100,000)   (30,500,000)  (28,500,000)
                                                     ------------   ------------   ------------   ------------   ------------
Balance at end of period..........................   $ 12,969,765   $ 11,837,210   $ 14,972,141   $ 14,089,343   $ 20,547,087
                                                     ============   ============   ============   ============   ============

                     See notes to the financial statements.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                        SIX MONTHS ENDED June 30,             YEARS ENDED DECEMBER 31,
                                                       ----------------------------   ------------------------------------------
                                                            1999           1998           1998           1997           1996
                                                       -------------   ------------   ------------   ------------   ------------
                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................    $   8,497,624   $ 10,847,867   $ 19,982,798   $ 24,042,256   $ 27,079,475
  Adjustments to reconcile net income to cash
     provided by operating activities
       Depreciation................................        2,321,066      2,384,078      4,771,638      4,773,588      4,775,405
       Accounts receivable.........................       (2,094,914)       948,775        932,328          7,260       (353,633)
       Prepayments.................................         (218,203)            --        (15,948)       211,842         91,444
       Deferred charges and other..................          811,770        242,547     (4,877,271)      (145,294)        67,173
       Provision for regulatory matters............               --             --             --             --     (1,050,623)
       Accounts payable............................        2,753,441       (643,394)      (335,434)        23,821     (1,515,481)
                                                       -------------   ------------   ------------   ------------   ------------
          Cash provided by operating activities....       12,070,784     13,779,873     20,458,111     28,913,473     29,093,760
                                                       -------------   ------------   ------------   ------------   ------------

Cash flows from investing activities:
  Capital expenditures.............................       (1,166,754)       (20,478)    (1,366,644)      (822,554)      (209,863)
                                                       -------------   ------------   ------------   ------------   ------------
          Cash used in investing activities........       (1,166,754)       (20,478)    (1,366,644)      (822,554)      (209,863)
                                                       -------------   ------------   ------------   ------------   ------------

Cash flows from financing activities:
  Capital contributions............................               --             --      4,000,000             --             --
  Distributions to members.........................      (10,500,000)   (13,100,000)   (23,100,000)   (30,500,000)   (28,500,000)
                                                       -------------   ------------   ------------   ------------   ------------
          Cash used in financing activities........      (10,500,000)   (13,100,000)   (19,100,000)   (30,500,000)   (28,500,000)
                                                       -------------   ------------   ------------   ------------   ------------

Increase (decrease) in cash and cash equivalents...          404,030        659,395         (8,533)    (2,409,081)       383,897
Cash and cash equivalents at beginning of period...          868,312        876,845        876,845      3,285,926      2,902,029
                                                       -------------   ------------   ------------   ------------   ------------

Cash and cash equivalents at end of period.........    $   1,272,342   $  1,536,240   $    868,312   $    876,845   $  3,285,926
                                                       =============   ============   ============   ============   ============

                     See notes to the financial statements.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

                       NOTES TO THE FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

NOTE 1 -- FORMATION AND OWNERSHIP STRUCTURE

  Description and Business Purpose

     Effective December 10, 1998, High Island Offshore System, ("HIOS" or the "Company"), a Delaware partnership, was converted to a Delaware Limited Liability Corporation ("L.L.C."). In January 1999, the members of HIOS, each of which owned a 20% interest, contributed their capital accounts to Western Gulf Holdings, L.L.C. ("Western Gulf") in exchange for an equivalent ownership interest in Western Gulf. As a result, Western Gulf now owns a 100% interest in the Company. Western Gulf was formed to invest in the development of a 85 mile pipeline which will connect to HIOS and extend to the deep water "Diana" prospect containing an estimated 1 trillion cubic feet of reserves. The new line is scheduled to begin transporting gas in late 2000 and is projected to cost $90 million. The line will be owned by East Breaks Gathering Company, L.L.C., which is also owned by Western Gulf.

     HIOS owns a 203.4 mile undersea gas transmission system in the Gulf of Mexico which provides transportation services as authorized by the Federal Energy Regulatory Commission ("FERC"). HIOS' major transportation customers include natural gas marketers and producers, and interstate natural gas pipeline companies. The Company extends credit for transportation services provided to these customers. The concentrations of customers, described above, may affect the Company's overall credit risk in that the customers may be similarly affected by changes in economic, regulatory and other factors.

     HIOS is managed by a committee consisting of representatives from each of the member companies. HIOS has no employees. ANR Pipeline Company ("ANR") operates the system on behalf of HIOS under an agreement which provides that services rendered to HIOS will be reimbursed at cost ($12.4 million for 1998, $11.4 million for 1997, and $9.6 million for 1996).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The Company is regulated by the FERC. In addition, the Company meets the criteria and, accordingly, follows the accounting and reporting requirements of Statement of Financial Accounting Standards No. 71 for regulated enterprises.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

  Depreciation

     Annual depreciation and negative salvage provisions are computed on a straight-line basis using rates of depreciation which vary by type of property. The annual composite depreciation rates were approximately 1.29% for 1998, 1997, and 1996 which include a provision for negative salvage of .2% for offshore facilities.

  Income Taxes

     For tax filing purposes, the Company has elected partnership status, and therefore, income taxes are the responsibility of the Members and are not reflected in the financial statements of the Company.

  Statement of Cash Flows

     For purposes of these financial statements, the Company considers short-term investments purchased with an original maturity of three months or less to be cash equivalents. The Company had short-term investments in the amount of $.9 million at December 31, 1998 and 1997. The Company made no cash payments for interest in 1998, 1997, or 1996.

  Accounting Pronouncements

     The Financial Accounting Standards Board has issued FAS 133, "Accounting for Derivative Instruments and Hedging Activities," to be effective for all fiscal years beginning after June 15, 1999. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation. The Company is currently evaluating the impact, if any, of FAS 133.

NOTE 3 -- REGULATORY MATTERS

     By letter order issued September 18, 1995, the FERC approved the settlement of the Company's rate filing at Docket No. RP94-162, which required that the Company file a new rate case within three years. On October 8, 1998, the FERC granted a request filed by the Company for an extension of time for the filing of its next general rate case until January 1, 2003. Costs incurred in connection with the extension of the rate case settlement have been deferred and are being amortized on a straight-line basis through the period ending December 31, 2002.

NOTE 4 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash invested on a temporary basis at short-term market rates of interest approximates the fair market value of the investments.

NOTE 5 -- RELATED PARTY TRANSACTIONS

     Transportation revenues derived from affiliated pipeline companies were $.8 million for 1998, $6.2 million for 1997, and $16.7 million for 1996. The Company had no accounts receivable balances due from these affiliates for transportation services at December 31, 1998 and 1997.

     Both ANR and U-T Offshore System ("UTOS") provide separation, dehydration and measurement services to HIOS. UTOS is equally owned by affiliates of ANR, Natural Gas Pipeline Company of America, and Leviathan Gas Pipeline Partners, L.P. HIOS incurred charges for these services of $2.5 million in 1998, $2.5 million in 1997, and $2.8 million in 1996 from ANR and $2.0 million in 1998, $1.7 million in 1997, and $1.4 million in 1996 from UTOS.

     In February 1996, the Company reached an agreement with ANR, which was approved by the FERC, which provides that rates charged by ANR would be $2.8 million for calendar year 1996, $2.5 million per year for calendar years 1997, 1998 and 1999 and $2.2 million for calendar year 2000. The rate would be negotiated for calendar year 2001 and thereafter.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

     Amounts due to ANR were $1.9 million and $1.8 million at December 31, 1998 and 1997, respectively, and amounts due to UTOS were $.2 million and $.1 million at December 31, 1998 and 1997, respectively.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Company is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or the results of operations of the Company.

NOTE 7 -- LEGAL PROCEEDINGS

     In 1996, Jack Grynberg filed a claim under the False Claims Act on behalf of the U.S. government in the U.S. District Court, District of Columbia, against 70 defendants, including the Company. The suit sought damages for the alleged underpayment of royalties due to the purported improper measurement of gas. The 1996 suit was dismissed without prejudice in March 1997 and the dismissal was affirmed by the D.C. Court of Appeals in October 1998. In September 1997, Mr. Grynberg filed 77 separate, similar False Claims Act suits against natural gas transmission companies and producers, gatherers, and processors of natural gas, seeking unspecified damages. The Company has been included in two of the September 1997 suits. The suits were filed in the U.S. District Court, District of Colorado and the U.S. District Court, Eastern District of Michigan. In April 1999, the United States Department of Justice notified the Company that the United States will not intervene in these cases (unaudited).

     Although no assurances can be given and no determination can be made at this time as to the outcome of any particular lawsuit or proceeding, the Company believes there are meritorious defenses to substantially all such claims and that any liability which may be finally determined should not have a material adverse effect on the Company's financial position or results of operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Viosca Knoll Gathering
  Company (a Delaware general partnership)

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of partners' capital present fairly, in all material respects, the financial position of Viosca Knoll Gathering Company (a Delaware general partnership) ("Viosca Knoll") as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Viosca Knoll's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Houston, Texas
March 19, 1999

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                                 BALANCE SHEET
                                 (In thousands)

                                                                               DECEMBER 31,
                                                               JUNE 30,    -------------------
                                                                 1999         1998       1997
                                                              -----------   --------   --------
                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $    182    $    155   $    135
  Accounts receivable.......................................       3,068       4,885      2,658
  Accounts receivable from affiliates.......................       1,590         179        561
  Other current assets......................................         232         232         --
                                                                --------    --------   --------
          Total current assets..............................       5,072       5,451      3,354
                                                                --------    --------   --------
  Property and equipment:
     Pipelines..............................................     145,652     108,121    103,121
     Construction-in-progress...............................          67          --      1,449
     Other..................................................          77          77         24
                                                                --------    --------   --------
                                                                 145,796     108,198    104,594
     Less: Accumulated depreciation.........................      12,811      10,662      6,886
                                                                --------    --------   --------
       Property, plant and equipment, net...................     132,985      97,536     97,708
                                                                --------    --------   --------
Debt issue costs, net.......................................          --         222        296
                                                                --------    --------   --------
          Total assets......................................    $138,057    $103,209   $101,358
                                                                ========    ========   ========

             LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable..........................................    $     27    $    414    $ 3,841
  Accounts payable to affiliates............................         155         552        851
  Accrued liabilities.......................................       5,102          55      6,588
                                                                --------    --------   --------
          Total current liabilities.........................       5,284       1,021     11,280
Provision for negative salvage..............................         382         340        256
Notes payable...............................................          --      66,700     52,200
                                                                --------    --------   --------
                                                                   5,666      68,061     63,736
                                                                --------    --------   --------
Commitments and contingencies (Note 5)

Partners' capital:
  VK Deepwater..............................................     131,389      17,574     18,811
  EPEC Deepwater............................................       1,002      17,574     18,811
                                                                --------    --------   --------
                                                                 132,391      35,148     37,622
                                                                --------    --------   --------
          Total liabilities and partners' capital...........    $138,057    $103,209   $101,358
                                                                ========    ========   ========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                            STATEMENT OF OPERATIONS
                                 (In thousands)

                                                  SIX MONTHS
                                                ENDED JUNE 30,       YEAR ENDED DECEMBER 31,
                                              -----------------    --------------------------
                                                1999     1998        1998     1997      1996
                                              -------   -------    -------  -------   -------
                                                 (UNAUDITED)
Revenue:
  Transportation services...................  $14,743   $14,314    $28,806  $23,128   $13,923
  Oil and natural gas sales.................       49       432        528       --        --
                                              -------   -------    -------  -------   -------
                                               14,792    14,746     29,334   23,128    13,923
                                              -------   -------    -------  -------   -------
Costs and expenses:
  Operating expenses........................    1,129     1,181      2,877    1,990       298
  Depreciation..............................    2,191     1,893      3,860    2,474     2,269
  General and administrative expenses.......       71        82        154      125       126
                                              -------   -------    -------  -------   -------
                                                3,391     3,156      6,891    4,589     2,693
                                              -------   -------    -------  -------   -------

Operating income............................   11,401    11,590     22,443   18,539    11,230
Interest income.............................       33        23         50       40        --
Interest and other financing costs..........   (1,973)   (1,989)    (4,267)  (1,959)      (90)
                                              -------   -------    -------  -------   -------

Net income..................................  $ 9,461   $ 9,624    $18,226  $16,620   $11,140
                                              =======   =======    =======  =======   =======

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                            STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                    SIX MONTHS
                                                  ENDED JUNE 30,       YEAR ENDED DECEMBER 31,
                                                -----------------   ------------------------------
                                                 1999      1998       1998       1997       1996
                                                -------   -------   --------   --------   --------
                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income..................................  $ 9,461   $ 9,624   $ 18,226   $ 16,620   $ 11,140
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation.............................    2,191     1,893      3,860      2,474      2,269
     Amortization of debt issue costs.........      222        37         74         73
     Changes in operating working capital:
       Decrease (increase) in accounts
          receivable..........................    1,817      (496)    (2,227)       340     (1,462)
       (Increase) decrease in accounts
          receivable from affiliates..........   (1,411)      546        382        573     (1,046)
       Increase in other current assets.......       --        --       (232)        --         --
       (Decrease) increase in accounts
          payable.............................     (387)   (3,572)    (3,427)     1,937      1,557
       (Decrease) increase in accounts payable
          to affiliates.......................     (397)     (498)      (299)       513     (2,312)
       (Decrease) increase in accrued
          liabilities.........................      (53)    (6,538)    (6,533)     6,328       (251)
                                                -------   -------    --------   --------   --------
          Net cash provided by operating
            activities........................   11,443       996      9,824     28,858      9,895
                                                -------   -------    --------   --------   --------

Cash flows from investing activities:
  Additions to pipeline assets................      (49)   (1,179)    (3,604)   (27,541)    (5,219)
  Construction-in-progress....................      (67)       --         --     (1,449)    (3,410)
                                                -------   -------   --------   --------   --------
          Net cash used in investing
            activities........................     (116)   (1,179)    (3,604)   (28,990)    (8,629)
                                                -------   -------   --------   --------   --------
Cash flows from financing activities:
  Proceeds from notes payable.................       --    11,800     14,500     18,900     33,300
  Repayment of notes payable..................  (66,700)       --         --         --         --
  Contributions from partners.................   68,100        --         --        320      3,018
  Distributions to partners...................  (12,700)  (11,600)   (20,700)   (19,300)   (36,900)
  Debt issue costs............................       --        --         --        (70)      (300)
                                                -------   -------   --------   --------   --------
          Net cash (used in) provided by
            financing activities..............  (11,300)      200     (6,200)      (150)      (882)
                                                -------   -------   --------   --------   --------

Net increase (decrease) in cash and cash
  equivalents.................................       27        17         20       (282)       384
Cash and cash equivalents at beginning of
  year........................................      155       135        135        417         33
                                                -------   -------   --------   --------   --------

Cash and cash equivalents at end of period....  $   182   $   152   $    155   $    135   $    417
                                                =======   =======   ========   ========   ========



______________________________________
Cash paid for interest, net of amounts
  capitalized.................................  $ 1,804   $ 1,943   $  4,180   $  1,878   $     --
                                                =======   =======   ========   ========   ========
Noncash investing activities:
  Additions to pipeline assets offset
   by additions to accrued liabilities........  $ 5,100   $    --   $     --   $     --   $     --
                                                =======   =======   ========   ========   ========



    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                         STATEMENT OF PARTNERS' CAPITAL
                                 (In thousands)

                                                                 VK         EPEC
                                                              DEEPWATER   DEEPWATER     TOTAL
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1995......................  $  31,362   $  31,362   $  62,724
  Contributions.............................................      1,509       1,509       3,018
  Distributions.............................................    (18,450)    (18,450)    (36,900)
  Net income................................................      5,570       5,570      11,140
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1996......................     19,991      19,991      39,982
  Contributions.............................................        160         160         320
  Distributions.............................................     (9,650)     (9,650)    (19,300)
  Net income................................................      8,310       8,310      16,620
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1997......................     18,811      18,811      37,622
  Distributions.............................................    (10,350)    (10,350)    (20,700)
  Net income................................................      9,113       9,113      18,226
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1998......................     17,574      17,574      35,148
  Contributions (unaudited).................................     34,050      34,050      68,100
  Distributions (unaudited).................................     (6,350)     (6,350)    (12,700)
  Transfer ownership interest (unaudited) (Note 9)..........     48,151     (48,151)         --
  Capital contribution related to acquisition of 49%
    interest (unaudited)(Note 9)............................     32,382          --      32,382
  Net income (unaudited)....................................      5,582       3,879       9,461
                                                              ---------   ---------   ---------
Partners' capital at June 30, 1999 (unaudited)..............  $ 131,389   $   1,002   $ 132,391
                                                              =========   =========   =========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     Viosca Knoll Gathering Company ("Viosca Knoll") is a Delaware general partnership formed in May 1994 to design, construct, own and operate the Viosca Knoll Gathering System (the "Viosca Knoll system") and any additional facilities constructed or acquired pursuant to the Joint Venture Agreement between VK Deepwater Gathering Company, L.L.C. ("VK Deepwater"), an approximate 99% owned subsidiary of Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), and EPEC Deepwater Gathering Company ("EPEC Deepwater"), an indirect subsidiary of El Paso Energy Corporation ("El Paso"). El Paso, as a result of its merger with DeepTech International Inc. on August 14, 1998, owns an effective 27.3% interest in Leviathan. Each of the partners has a 50% interest in Viosca Knoll. Viosca Knoll is managed by a committee consisting of representatives from each of the partners. Viosca Knoll has no employees. VK Deepwater is the operator of Viosca Knoll and has contracted with an affiliate of EPEC Deepwater to maintain the pipeline and with Leviathan to perform financial, accounting and administrative services.

     The Viosca Knoll system is a non-jurisdictional gathering system designed to serve the Main Pass, Mississippi Canyon and Viosca Knoll areas of the Gulf of Mexico (the "Gulf"), southeast of New Orleans, offshore Louisiana. The Viosca Knoll system, has a maximum design capacity of approximately 1 billion cubic feet of natural gas per day and consists of 125 miles of predominantly 20-inch natural gas pipelines and a large compressor. The Viosca Knoll system provides its customers access to the facilities of a number of major interstate pipelines, including Tennessee Gas Pipeline Company, Columbia Gulf Transmission Company, Southern Natural Gas Company, Transcontinental Gas Pipe Line and Destin Pipeline Company.

     The base system, comprised of (i) an approximately 94 mile, 20-inch diameter pipeline from a platform in Main Pass Block 252 owned by Shell Offshore, Inc. ("Shell") to a pipeline owned by Tennessee Gas Pipeline Company at South Pass Block 55 and (ii) a six mile, 16-inch diameter pipeline from an interconnection with the 20-inch diameter pipeline at Viosca Knoll Block 817 to a pipeline owned by Southern Natural Gas Company at Main Pass Block 289, was constructed in 1994. A 7,000 horsepower compressor was installed in 1996 on Leviathan's Viosca Knoll 817 platform to allow Viosca Knoll to effect deliveries at the operating pressures on downstream interstate pipelines with which it is interconnected. The additional capacity created by such compression allowed Viosca Knoll to transport new natural gas volumes during 1997 from the Shell-operated Southeast Tahoe and Ram-Powell fields as well as other new deepwater projects in the area. In 1997, Viosca Knoll added approximately 25 miles of parallel 20-inch pipelines.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:

  Cash and cash equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Property and equipment

     Gathering pipelines and related facilities are recorded at cost and depreciated on a straight-line basis over an estimated useful life of 30 years. Viosca Knoll also calculates a negative salvage provision using the straight-line method based on an estimated cost of abandoning the pipeline of $2.5 million. Other property, plant and equipment is depreciated on a straight-line basis over an estimated useful life of five years. Maintenance and repair costs are expensed as incurred; additions, improvements and replacements

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

are capitalized. Retirements, sales and disposals of assets are recorded by eliminating the related costs and accumulated depreciation of the disposed assets with any resulting gain or loss reflected in income.

     Viosca Knoll evaluates impairment of its property and equipment in accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which requires recognition of impairment losses on long-lived assets if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss will be based on the fair value of the assets.

  Capitalization of interest

     Interest and other financing costs are capitalized in connection with construction activities as part of the cost of the asset and amortized over the related asset's estimated useful life.

  Debt issue costs

     Debt issue costs are capitalized and amortized over the life of the related indebtedness. Any unamortized debt issue costs are expensed at the time the related indebtedness is repaid or otherwise terminated.

  Revenue recognition

     Revenue from pipeline transportation of natural gas is recognized upon receipt of the natural gas into the pipeline system. Revenue from demand charges is recognized in the period the services are provided. Revenue from oil and natural gas sales is recognized upon delivery in the period of production.

  Income taxes

     Viosca Knoll is not a taxable entity. Income taxes are the responsibility of the partners and are not reflected in these financial statements. However, the taxable income or loss resulting from the operations of Viosca Knoll will ultimately be included in the federal income tax returns of the partners and may vary substantially from income or loss reported for financial statement purposes.

  Estimates

     The preparation of Viosca Knoll's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including those related to potential environmental liabilities and future regulatory status, that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

  Recent Pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." This statement defines start-up activities, requires start-up and organization costs to be expensed as incurred and requires that any such costs that exist on the balance sheet be expensed upon adoption of this pronouncement. The statement is effective for fiscal years beginning after December 15, 1998. Viosca Knoll adopted the provisions of this statement on January 1, 1999 resulting in no material impact on its financial position or results of operations.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities," to be effective for all fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, requires that entities recognize all derivative instruments as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation. Viosca Knoll is currently evaluating the impact, if any, of SFAS No. 133, as amended.

NOTE 3 -- INDEBTEDNESS:

     In December 1996, Viosca Knoll entered into a revolving credit facility (the "Viosca Knoll Credit Facility") with a syndicate of commercial banks to provide up to $100 million for the addition of compression and expansion to the Viosca Knoll System and for other working capital needs of Viosca Knoll, including providing a one time distribution not to exceed $25 million to its partners (Note 7). Viosca Knoll's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The Viosca Knoll Credit Facility is collateralized by all of Viosca Knoll's material contracts and agreements, receivables and inventory and matures on December 20, 2001. As of December 31, 1998 and 1997, Viosca Knoll had $66,700,000 and $52,200,000, respectively, outstanding under the Viosca Knoll Credit Facility bearing interest at an average floating rate of 6.7% per annum. As of December 31, 1998, approximately $33,300,000 of additional funds were available under the Viosca Knoll Credit Facility. See Note 8.

     Interest and other financing costs totaled $1,973,000 (unaudited), $4,278,000, $2,710,000 and $90,000 for the six months ended June 30, 1999 and for the years ended December 31, 1998, 1997 and 1996, respectively. During the six months ended June 30, 1999 and the years ended December 31, 1998 and 1997, Viosca Knoll capitalized $0 (unaudited), $11,000 and $751,000, respectively, of such costs in connection with construction projects in progress.

NOTE 4 -- RELATED PARTY TRANSACTIONS:

     Pursuant to a management agreement dated May 24, 1994 between Viosca Knoll and Leviathan, Leviathan charges Viosca Knoll a base fee of $100,000 annually in exchange for Leviathan providing financial, accounting and administrative services on behalf of Viosca Knoll. For each of the years ended December 31, 1998, 1997 and 1996, Leviathan charged Viosca Knoll $100,000 in accordance with this management agreement.

     Viosca Knoll and EPEC Gas Services Company ("EPEC Gas"), an affiliate of EPEC Deepwater, entered into a construction and operation agreement whereby EPEC Gas provided personnel to manage the construction and operation of the Viosca Knoll System in exchange for a one-time management fee of $3,000,000 and provides routine maintenance services on behalf of Viosca Knoll. For the years ended December 31, 1998, 1997 and 1996, EPEC Gas charged Viosca Knoll $415,000, $216,000 and $200,000, respectively, with respect to its operating and maintenance services.

     In addition, EPEC Gas and VK-Main Pass Gathering Company, L.L.C. ("VK Main Pass"), a subsidiary of Leviathan, acquired and installed a compressor on the Viosca Knoll 817 Platform, which is owned by Leviathan. The compressor was placed in service in January 1997. For the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed EPEC Gas $1,762,000, $1,282,000 and $8,072,000, respectively, for construction related costs. For the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed VK Main Pass $152,000, $47,000 and $254,000, respectively, for construction related items.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Included in transportation services revenue during the years ended December 31, 1998, 1997 and 1996 is $1,881,000, $3,921,000 and $3,229,000, respectively, of revenue earned from transportation services provided to Flextrend Development Company, L.L.C., a subsidiary of Leviathan. Included in operating expenses for the years ended December 31, 1998, 1997 and 1996 is $2,447,000, $2,116,000 and
$249,000, respectively, of platform access fees and related expenses charged to Viosca Knoll by VK Main Pass.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES:

     In the ordinary course of business, Viosca Knoll is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or operations of Viosca Knoll.

     The Viosca Knoll system is a gathering facility and as such is not currently subject to rate and certificate regulation by the Federal Energy Regulatory Commission (the "FERC"). However, the FERC has asserted that it has rate jurisdiction under the Natural Gas Act of 1938, as amended (the "NGA"), over gathering services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services were performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC should exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC policy and precedent, Viosca Knoll does not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Viosca Knoll system so long as the services provided through such system are not performed "in connection with" transportation services performed through any of the regulated pipelines of either of the partners.

NOTE 6 -- MAJOR CUSTOMERS:

     Transportation revenue from major customers was as follows:

                                                        YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------
                                                 1998            1997            1996
                                             -------------   -------------   -------------
                                             AMOUNT     %    AMOUNT     %    AMOUNT     %
                                             -------   ---   -------   ---   -------   ---
Shell Offshore, Inc........................  $10,836    38   $11,198    48   $ 5,141    37
Snyder Oil Corporation.....................    4,801    17     3,653    16     3,275    24
Exxon Corporation..........................    3,354    12       498     2        --    --
Amoco Production Company...................    3,292    11       475     2        --    --
Flextrend Development Company, L.L.C. .....    1,881     7     3,921    17     3,229    23
Other......................................    4,642    15     3,383    15     2,278    16
                                             -------   ---   -------   ---   -------   ---
                                             $28,806   100   $23,128   100   $13,923   100
                                             =======   ===   =======   ===   =======   ===

NOTE 7 -- CASH DISTRIBUTIONS:

     In March 1995, Viosca Knoll began making monthly distributions of 100% of its Available Cash, as defined in the Joint Venture Agreement, to the partners. Available Cash consists generally of all the cash receipts of Viosca Knoll less all of its cash disbursements less reasonable reserves, including, without limitation, those necessary for working capital and near-term commitments and obligations or other contingencies of Viosca Knoll. Viosca Knoll expects to make distributions of Available Cash within 15 days after the end of each month to its partners. During the six months ended June 30, 1999 and the years ended December 31, 1998, 1997 and 1996, Viosca Knoll paid distributions of $12,700,000 (unaudited), $20,700,000, $19,300,000 and $36,900,000, respectively, to its partners. The distributions paid during 1996 include $25 million of funds provided from borrowings under the Viosca Knoll Credit Facility.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The Viosca Knoll Credit Facility Agreement includes a covenant by which distributions are limited to the greater of net income or 90% of earnings before interest and depreciation as defined in the agreement. See Note 8.

NOTE 8 -- RECENT EVENTS:

     In January 1999, EPEC Deepwater announced the sale of (a) all of its interest in Viosca Knoll, other than a 1% interest in profits and capital in Viosca Knoll, to VK Deepwater for approximately $85.26 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% common units of Leviathan (up to a maximum of 3,205,263 common units), the actual number of which will depend on the average closing price of the common units during the applicable trading reference period, and (b) an option to acquire the remaining 1% interest in the profits and capital in Viosca Knoll.

     Prior to closing, Viosca Knoll must obtain consent from its lenders under the Viosca Knoll Credit Facility and Leviathan must obtain consent from its lenders as well. At such time, either or both of such credit facilities may be restructured.

     At the closing, which is anticipated to be during the second quarter of 1999, (i) EPEC Deepwater will contribute to Viosca Knoll an amount of money equal to 50% of the amount then outstanding under the Viosca Knoll Credit Facility (currently a total of $66.7 million is outstanding) and (ii) VK Deepwater, through Leviathan, will pay El Paso and EPEC Deepwater the cash and common units discussed above. Then, during the six month period commencing on the day after the first anniversary of that closing date, VK Deepwater would have the option to acquire the remaining 1% in profits and capital in Viosca Knoll for a cash payment equal to the sum of $1.74 million plus the amount of additional distributions which would have been paid, accrued or been in arrears had VK Deepwater acquired the remaining 1% of Viosca Knoll at the initial closing by issuing additional common units of Leviathan in lieu of a cash payment of $1.74 million.

NOTE 9 -- CONSUMMATION OF VIOSCA KNOLL TRANSACTIONS (UNAUDITED)

     On June 1, 1999, VK Deepwater and EPEC Deepwater consummated the Viosca Knoll transactions (See Note 8). In connection therewith, (i) EPEC Deepwater contributed to Viosca Knoll $33.4 million, and (ii) EPEC Deepwater transferred a 49% interest in Viosca Knoll to VK Deepwater in exchange for a cash payment of approximately $19.9 million and the issuance of 2,661,870 common units of Leviathan valued at $59.8 million. The excess of VK Deepwater's cost over the underlying book value of Viosca Knoll's net assets at June 1, 1999 (approximately $32.3 million) has been pushed down to the financial statements of Viosca Knoll as an adjustment to property and equipment and partners' capital. Accordingly, the financial statements as of and for the six months ended June 30, 1999 are not comparable with prior periods.

     (b) Pro forma financial information.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


     The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1999 and for the year ended December 31, 1998 have been prepared based on the historical consolidated statements of operations of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries ("Leviathan"). The historical statements of operations were adjusted to give effect to the transactions identified below (the "Transactions") as if the Transactions had occurred on January 1, 1998. An unaudited pro forma consolidated balance sheet is not presented as the historical results of Leviathan as of June 30, 1999 include the results of the Transactions.

     Leviathan, a publicly held Delaware master limited partnership, is primarily engaged in the gathering and transportation and production of natural gas and crude oil in the Gulf of Mexico (the "Gulf"). Through its subsidiaries and joint ventures, Leviathan owns interests in certain significant assets, including (i) nine (eight existing and one under construction) natural gas pipelines, (ii) two (one existing and one under construction) crude oil pipeline systems, (iii) six strategically-located multi-purpose platforms, (iv) a dehydration facility, (v) four producing oil and natural gas properties and
(vi) a 100% working interest in a non-producing oil and natural gas unit comprised of Ewing Bank Blocks 958, 959, 1002 and 1003.

     The unaudited pro forma financial information gives effect to the following Transactions:


(1) In May 1999, Leviathan sold $175 million of Senior Subordinated Notes due May 2009 (the "Subordinated Notes"). Proceeds from the Subordinated Notes were used (a) to fund the cash portion of the acquisition of the additional interest in Viosca Knoll Gathering Company ("Viosca Knoll") as described in
    (2) below, (b) to repay outstanding principal under Viosca Knoll's credit facility discussed in (2) below, (c) to reduce the balance outstanding on Leviathan's $375 million credit facility, as amended and restated, (the "Credit Facility") and (d) to pay fees and expenses incurred in connection with the sale of the Subordinated Notes and the Credit Facility.

(2) On January 21, 1999, Leviathan entered into a Contribution Agreement with El Paso Field Services Company ("El Paso"), to acquire all of El Paso's interest in Viosca Knoll, other than a 1% interest in profits and capital in Viosca Knoll. At the time the Contribution Agreement was executed, Leviathan and El Paso each beneficially owned a 50% interest in Viosca Knoll. On June 1, 1999 (the "Closing Date"), Leviathan and El Paso consummated the Viosca Knoll transactions. In connection therewith, (i) a subsidiary of El Paso contributed to Viosca Knoll $33,350,000 (the "Capital Contribution"), which amount was equal to 50% of the amount then outstanding under Viosca Knoll's credit facility, (ii) a subsidiary of Leviathan acquired a 49% interest in Viosca Knoll from a subsidiary of El Paso in exchange for the cash payment of $19,930,750 and the issuance of 2,661,870 Common Units, and (iii) as required by Leviathan's Amended and Restated Agreement of Limited Partnership, Leviathan Gas Pipeline Company, Leviathan's general partner, contributed $603,962 to Leviathan in order to maintain its 1% capital account balance. Concurrently with the closing of the Viosca Knoll transactions, Leviathan also contributed $33,350,000 to Viosca Knoll. These funds and the Capital Contribution were used to repay and terminate Viosca Knoll's credit facility. Furthermore, effective on the Closing Date, Leviathan began consolidating the accounts and operations of Viosca Knoll.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

(3) On June 30, 1999, Leviathan acquired (i) all of the outstanding stock of Natoco, Inc., which owns a 20% member interest in Western Gulf Holdings, L.L.C. ("Western Gulf"), which in turn owns 100% of High Island Offshore System, L.L.C. ("HIOS") and East Breaks Gathering Company, L.L.C. ("East Breaks"), and Naloco, Inc. (Del.), which owns a 33 1/3% interest in U-T Offshore System ("UTOS") and (ii) various ownership interests in certain lateral pipelines located in the Gulf from Natural Gas Pipeline Company of America ("NGPL"), a subsidiary of KN Energy, Inc. (collectively the "HIOS/UTOS Transactions"). The East Breaks system is currently under construction and will initially consist of 85 miles of pipeline, with a design capacity of over 400 million cubic feet of natural gas per day, and related facilities connecting the Diana/Hoover prospects developed by Exxon Company USA and BP Amoco plc in Alaminos Canyon Block 25 in the Gulf, with the HIOS system. The new pipeline and related facilities are anticipated to be in service in late 2000. The UTOS system transports natural gas from the terminus of the HIOS system to the Johnson Bayou facility in southern Louisiana with access to one intrastate and four interstate pipelines. Additionally, Stingray Pipeline Company, L.L.C., which is owned 50% by each of Leviathan and NGPL, purchased from NGPL certain offshore laterals that connect to the Stingray pipeline for approximately $5 million. After a transition period that could end as soon as October 1, 1999, but not later than January 1, 2000, Leviathan will assume NGPL's role as operator of the Stingray pipeline, the Stingray Onshore Separation Facility, the West Cameron Dehydration Facility and certain other lateral pipelines (the "Related Facilities"). Leviathan financed this acquisition with funds from the Credit Facility.

     The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of Leviathan's consolidated results of operations that might have occurred had the Transactions been completed at the beginning of the period specified, and do not purport to indicate Leviathan's consolidated results of operations for any future period. The unaudited pro forma condensed consolidated statements of operations should be read in the context of the related historical consolidated statements of operations and notes thereto included in Leviathan's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1999
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                            PRO FORMA ACQUISITION
                                                                PRO FORMA     HISTORICAL         ADJUSTMENTS
                                                 HISTORICAL     FINANCING       VIOSCA     -------------------------
                                                 LEVIATHAN     ADJUSTMENTS      KNOLL      VIOSCA KNOLL    HIOS/UTOS      PRO FORMA
                                                 ----------    ------------   ----------   ------------   ----------      ---------
Revenue:
  Oil and natural gas sales....................   $15,100        $    --       $    49       $    (8)(e)   $     --       $ 15,141
  Gathering, transportation and platform
     services..................................    10,798             --        14,743        (2,446)(e)        645 (k)     23,740
  Equity in earnings...........................    19,953             --            --        (3,860)(f)      1,040 (l)     17,404
                                                                                                                166 (l)
                                                                                                                105 (m)
                                                  -------        -------       -------       -------       --------       --------
                                                   45,851             --        14,792        (6,314)         1,956         56,285
                                                  -------        -------       -------       -------       --------       --------
Costs and expenses:
  Operating expenses...........................     5,025             --         1,129          (268)(e)        175 (k)      6,061
  Depreciation, depletion and amortization.....    13,727             --         2,191           637 (g)        198 (k)     16,315
                                                                                                (438)(e)
  General and administrative expenses and
     management fee............................     5,909             --            71            (8)(e)         --          5,972
                                                  -------        -------       -------       -------       --------       --------
                                                   24,661             --         3,391           (77)           373         28,348
                                                  -------        -------       -------       -------       --------       --------
Operating income...............................    21,190             --        11,401        (6,237)         1,583         27,937

Interest and other income......................       268             --            33            (2)(e)        500 (n)        799

Interest and other financing costs.............   (13,868)        13,868 (a)    (1,973)        1,973 (h)         --        (20,805)
                                                                  (9,078)(b)
                                                                    (294)(b)
                                                                 (11,433)(c)
Minority interests in (income) loss............       (80)            70 (d)        --            17 (e)        (21)(o)       (181)
                                                                                                (167)(i)
                                                  -------        -------       -------       -------       --------       --------
Income before income taxes.....................     7,510         (6,867)        9,461        (4,416)         2,062          7,750
Income tax benefit.............................       177             --            --            --             --            177
                                                  -------        -------       -------       -------       --------       --------
Net income.....................................   $ 7,687        $(6,867)      $ 9,461       $(4,416)      $  2,062       $  7,927
                                                  =======        =======       =======       =======       ========       ========
Weighted average number units outstanding......    24,808                                      2,221 (j)                    27,029
                                                  =======                                    =======                      ========
Basic and diluted net income per unit..........   $  0.25                                                                 $   0.24
                                                  =======                                                                 ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)



                                                                                            PRO FORMA ACQUISITION
                                                                PRO FORMA     HISTORICAL         ADJUSTMENTS
                                                 HISTORICAL     FINANCING       VIOSCA     -------------------------
                                                 LEVIATHAN     ADJUSTMENTS      KNOLL      VIOSCA KNOLL    HIOS/UTOS      PRO FORMA
                                                 ----------    ------------   ----------   ------------   ----------      ---------
Revenue:
  Oil and natural gas sales....................   $31,411     $     --        $   528      $   --          $     --      $ 31,939
  Gathering, transportation and platform
     services..................................    17,320           --         28,806          --             1,288 (k)    47,415
  Equity in earnings...........................    26,724           --             --        (9,113)(f)       2,679 (l)    21,048
                                                                                                                548 (l)
                                                                                                                210 (m)
                                                  -------     --------        -------      --------        --------      --------
                                                   75,455           --         29,334        (9,113)          4,726       100,402
                                                  -------     --------        -------      --------        --------      --------
Costs and expenses:
  Operating expenses...........................    11,369           --          2,877          --               349 (k)    14,595
  Depreciation, depletion and amortization.....    29,267           --          3,860         1,274 (g)         396 (k)    34,797
  Impairment, abandonment and other............    (1,131)          --             --          --                --        (1,131)
  General and administrative expenses and
     management fee............................    16,189           --            154          --                --        16,343
                                                  -------     --------        -------      --------         -------      --------
                                                   55,694           --          6,891         1,274             745        64,604
                                                  -------     --------        -------      --------        --------      --------
Operating income...............................    19,761           --         22,443       (10,387)          3,981        35,798

Interest and other income......................       771           --             50          --             1,000 (n)     1,821

Interest and other financing costs.............   (20,242)      20,242 (a)     (4,267)        4,267 (h)          --       (36,151)
                                                               (18,156)(b)
                                                                  (589)(b)
                                                               (17,406)(c)

Minority interests in (income) loss............       (15)         161 (d)         --          (347)(i)         (50) (o)     (251)
                                                  -------     --------        -------      --------        --------      --------
Income before income taxes.....................       275      (15,748)        18,226        (6,467)          4,931         1,217
Income tax benefit.............................       471           --             --          --                --           471
                                                  -------     --------        -------      --------        --------      --------
Net income.....................................   $   746     $(15,748)       $18,226      $ (6,467)       $  4,931      $  1,688
                                                  =======     ========        =======      ========        ========      ========
Weighted average number units outstanding......    24,367                                     2,662 (j)                    27,029
                                                  =======                                  ========                      ========
Basic and diluted net income per unit..........   $  0.02                                                                $   0.05
                                                  =======                                                                ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS


     The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the Transactions described on pages 19 and 20 and the application of the adjustments to the historical amounts as described below:

    (a) To reverse Leviathan's historical interest expense.

    (b) To record (i) interest expense on the Subordinated Notes at a rate of 10 3/8% per annum and (ii) amortization of debt issue costs related to the Subordinated Notes ($5.9 million) over ten years.

    (c) To record interest expense and amortization of debt issue costs related to the amended and restated Credit Facility calculated as follows (in thousands):

SIX MONTHS ENDED JUNE 30, 1999                                1st QUARTER     2nd QUARTER     TOTAL
---------------------------------                             -----------     -----------     -----
         Credit Facility interest expense:
           Outstanding balance at beginning of quarter........  $277,079      $   294,079
           Quarterly borrowings...............................    17,000           12,421
                                                                --------      -----------
           Outstanding balance at end of quarter..............  $294,079      $   306,500

           Average outstanding balance........................  $285,579      $   300,290
           Assumed average interest rate......................       7.5%             7.5%
           Assumed quarterly interest expense.................  $  5,355      $     5,630     $10,985
           Less capitalized interest........................................................     (755)
           Commitment fees and other........................................................       82
           Amortization of debt issue costs.................................................    1,121 see(x) below
                                                                                              -------
           Adjusted interest expense........................................................  $11,433
                                                                                              =======
         Credit Facility debt issue costs:
           Balance of debt issue costs as of January 1, 1998... $  3,749
           Amendment and restatement fees......................    2,975
                                                                --------
                                                                   6,724
           Life of Credit Facility.............................  3 years
           Debt issue cost amortization for six months......... $  1,121(x)
                                                                ========

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)



  YEAR ENDED DECEMBER 31, 1998
  ----------------------------
                                    1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER    TOTAL
                                    -----------   -----------   -----------   -----------   -------
         Credit Facility interest
           expense:
           Outstanding balance as
             of January 1, 1998...   $ 238,000
           Net reduction of Credit
             Facility(1)..........     (60,921)
                                     ---------
           Outstanding balance at
             beginning of
             quarter..............     177,079     $190,079      $209,079      $230,079
           Quarterly borrowings...      13,000       19,000        21,000        47,000
                                     ---------     --------      --------      --------
           Outstanding balance at
             end of quarter.......   $ 190,079     $209,079      $230,079      $277,079
           Average outstanding
             balance..............   $ 183,579     $199,579      $219,579      $253,579
           Assumed average
             interest rate........         7.5%         7.5%          7.5%          7.5%
           Assumed quarterly
             interest expense.....   $   3,442     $  3,742      $  4,117      $  4,755     $16,056
           Less capitalized interest.....................................................    (1,066)
           Commitment fees...............................................................       175
           Amortization of debt issue costs..............................................     2,241 see (y) below
                                                                                            -------
           Adjusted interest expense.....................................................   $17,406
                                                                                            =======
         Credit Facility debt issue costs:
           Balance of debt issue costs as of January 1, 1998.............................   $ 3,749
           Amendment and restatement fees................................................     2,975
                                                                                            -------
                                                                                              6,724
           Life of Credit Facility.......................................................         3 years
                                                                                            -------
           Annual debt issue cost amortization...........................................   $ 2,241(y)
                                                                                            =======

---------------

(1) The net reduction of the Credit Facility on January 1, 1998 is calculated as follows (in thousands):

               Proceeds from the Subordinated Notes....................  $175,000
               Fees and expenses related to sale of the Subordinated
                 Notes.................................................    (5,885)
               Cash portion of the acquisition of the additional Viosca
                 Knoll interest........................................   (20,741)
               Repayment and cancellation of Viosca Knoll's credit
                 facility..............................................   (33,350)
               Fees and expenses associated with the amended and
                 restated Credit Facility..............................    (2,975)
               Consummate the HIOS/UTOS Transactions...................   (51,128)
                                                                         --------
                      Net reduction of the Credit Facility.............  $ 60,921
                                                                         ========


    (d) To record the minority interest in expense for the approximate 1.0% minority interest ownership in certain of Leviathan's subsidiaries.

    (e) To reverse the June 1999 results of operations of Viosca Knoll which are included in Leviathan's historical results of operations as Leviathan began consolidating Viosca Knoll on June 1, 1999.

    (f) To reverse Leviathan's historical equity in earnings of Viosca Knoll.

    (g) To record depreciation expense associated with the allocation of the excess purchase price to Viosca Knoll's property and equipment. Such equipment will be depreciated on a straight-line basis over the remaining useful lives of the assets which approximate 25 years.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)

     (h) To reverse interest expense related to Viosca Knoll's credit facility which was repaid with the proceeds from the Capital Contribution and the Subordinated Notes.

     (i) To adjust minority interest in income for the approximate 1.0% minority interest ownership in certain of Leviathan's subsidiaries and the 1.0% minority interest ownership in Viosca Knoll.

     (j) To adjust weighted average units outstanding for the 2,661,870 common units issued at the Closing Date.

     (k) To record transportation revenue, operating expenses and depreciation related to certain pipeline laterals acquired. The pipeline laterals will be depreciated on a straight-line basis over their estimated remaining useful lives of 5 years.

     (l) To record Leviathan's additional equity in earnings of HIOS and UTOS calculated as follows (in thousands). Since Leviathan's control of its investments in HIOS and UTOS is expected to be temporary, Leviathan will continue to use the equity method to account for these investments.

                                           Six Months
                                              Ended             Year Ended
                                          June 30, 1999      December 31, 1998
                                        -----------------    ------------------
                                         HIOS      UTOS        HIOS      UTOS
                                        -------   -------    --------   -------
         Net investee earnings          $ 8,498   $   798    $ 19,983   $ 2,247
         Additional ownership interest       20%     33.3%         20%     33.3%
                                        -------   -------    --------   -------
                                          1,700       266       3,997       748
         Adjustment:
            Depreciation(1)                (659)     (100)     (1,318)     (200)
                                        -------   -------    --------   -------
         Equity in earnings             $ 1,041   $   166    $  2,679   $   548
                                        =======   =======    ========   =======

         ---------
         (1) Results from purchase price adjustments made in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price of the HIOS/UTOS Transactions exceeded the fair value of net assets acquired by approximately $45.5 million. The excess cost has been preliminarily assigned to property and equipment and will be amortized on a straight-line basis over an estimated remaining life of 30 years.

     (m) To record additional equity in earnings of Stingray calculated as 50% of the net earnings related to certain laterals acquired by Stingray in connection with the HIOS/UTOS Transactions.

     (n) To record the management fee related to Leviathan's operation of the Related Facilities.

     (o) To adjust minority interest in income for the approximate 1.0% minority interest ownership in certain of Leviathan's subsidiaries.

     (c) Exhibits.

               Each exhibit identified below is filed as part of this Current Report on Form 8-K and incorporated herein by reference to a prior filing as indicated.

         10.1 Purchase and Sale Agreement between Natural Gas Pipeline Company of America as Seller and Leviathan Gas Pipeline Partners, L.P. as Buyer dated as of June 30, 1999 (filed as
                    Exhibit 10.1 to Leviathan's Current Report on Form 8-K dated July 15, 1999).

         99.1 Press Release dated June 30, 1999 (filed as Exhibit 99.1 to Leviathan's Current Report on Form 8-K dated July 15, 1999).

         99.2       Houston Chronicle Article dated July 1, 1999 (filed as
                    Exhibit 99.2 to Leviathan's Current Report on Form 8-K dated July 15, 1999).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                             (Registrant)

                             By: LEVIATHAN GAS PIPELINE COMPANY,
                                 its General Partner



Date: August 26, 1999        By:   /s/ D. MARK LELAND
     ---------------            -------------------------------------
                             Name:     D. Mark Leland
                                  -----------------------------------
                             Title:    Vice President and Controller
                                   ----------------------------------
                                       (Principal Accounting Officer)